CONSENT OF INDEPENDENT ACCOUNTANTS



 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1997, except as to Notes 5 and 14, which are as of March 24, 1997, appearing on page 22 of Ivex Packaging Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.




 Price Waterhouse LLP
 February 18, 1998